                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                              TRC Companies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

              NOTICE OF ANNUAL MEETING TO BE HELD NOVEMBER 14, 2001


TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of TRC Companies, Inc. will be held Wednesday, November 14, 2001 at 10:00 a.m., at the Company's executive offices, 5 Waterside Crossing, Windsor, Connecticut, to consider and take action on the following items:

     1.   The election of four directors for the ensuing year;

     2. The appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending June 30, 2002; and

     3. Such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on October 12, 2001 will be entitled to vote at the meeting.

Shareholders who do not expect to attend the meeting and wish their shares voted pursuant to the accompanying proxy are requested to sign and date the proxy and return it as soon as possible in the enclosed reply envelope.

By Order of the Board of Directors



s/s Martin H. Dodd
Vice President, General Counsel and Secretary


Dated at Windsor, Connecticut
October 16, 2001

                                 PROXY STATEMENT

GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of TRC Companies, Inc. (the "Company") from the holders of the Company's Common Stock for the Annual Meeting to be held November 14, 2001, and any adjournments thereof. The giving of a proxy does not affect your right to vote should you attend the Annual Meeting in person, and the proxy may be revoked at any time before it is voted by voting in person at the Annual Meeting or by giving the Secretary of the Company a signed instrument revoking the proxy or a signed proxy of a later date. Each properly executed proxy not revoked will be voted in accordance with instructions therein. If no instructions are specified in the proxy, it is the intention of the persons named in the accompanying proxy to vote FOR the election of the nominees named therein as directors of the Company and FOR the matters described in item 2 in the Notice of Annual Meeting.

         The vote required for the election of directors and approval of the other proposals is set forth in the discussion of the proposals. Abstentions are not counted as votes "for" or "against" a proposal, but where the affirmative vote of a majority of the shares of Common Stock present or represented on a proposal is required for approval (Proposal 2), abstentions are counted in determining the number of shares present or represented. On proposals which require the affirmative vote of a majority of the outstanding shares for approval, abstentions have the same effect as a vote "against." New York Stock Exchange rules permit brokers to vote on both proposals in instances where the broker has not received instructions from the beneficial owner of the shares.

         The Company's Annual Report, including financial statements, for the fiscal year ended June 30, 2001, is being mailed to shareholders along with the Notice of Annual Meeting and Proxy Statement. The financial statements and the discussion and analysis by management of the Company's results of operations and financial condition contained in the Annual Report of the Company for the fiscal year ended June 30, 2001 are incorporated herein by reference.

         The record date for determining those shareholders entitled to vote at the Annual Meeting was October 12, 2001. On that date, the Company had 8,171,030 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote.

         The mailing address of the Company's principal executive office is 5 Waterside Crossing, Windsor, CT 06095, and the approximate date on which this Proxy Statement and the form of proxy are first being sent to shareholders is October 19, 2001.

PRINCIPAL SHAREHOLDERS

         The table below sets forth information as of October 12, 2001 with respect to all persons known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. Information in the table was reported to the Company by the beneficial owners on forms as required by the Securities and Exchange Commission.


NAME AND ADDRESS OF                        NUMBER OF SHARES                   PERCENT OF
 BENEFICIAL OWNER                         BENEFICIALLY OWNED                 COMMON STOCK
 ----------------                         ------------------                 ------------
Peter R. Kellogg                              1,000,000(1)                     12.2
  New York, New York
Richard D. Ellison                              614,231(2)                      7.3
  Chairman, President,
  Chief Executive Officer,
  and Director of the Company
  Windsor, Connecticut
Dimensional Fund Advisors Inc.                  529,350                         6.5
  Santa Monica, California

---------------
(1) See disclaimer of beneficial ownership contained in a Form 13G filed on February 11, 2001 with the Securities and Exchange Commission.

(2)  See Footnote, page 5.

ELECTION OF DIRECTORS

         The four individuals named in the following table have been nominated for election to the Board of Directors, each to serve for a one-year term and until his successor is duly elected and qualified. All of the nominees were elected directors at the 2000 Annual Meeting. The Board is currently evaluating additional candidates for Board membership.

         Should any of such nominees decline or become unable to serve as a director prior to election, the persons named in the proxy will vote for the election of a substitute nominee, if any, designated by the Board of Directors. The Company has no reason to believe that any nominee will decline or be unable to serve.


          NAME, PRINCIPAL OCCUPATION                                                         SERVED AS
          DURING PAST FIVE YEARS AND                                                         DIRECTOR
         OTHER CORPORATE DIRECTORSHIPS                                    AGE                  SINCE
         -----------------------------                                    ---                  -----
Richard D. Ellison                                                         62                   1997
CHAIRMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER AND
DIRECTOR OF THE COMPANY AND PRESIDENT
OF TRC ENVIRONMENTAL SOLUTIONS, INC.

Edward G. Jepsen                                                           58                   1989
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
OF AMPHENOL CORPORATION

Edward W. Large, Esq.                                                      71                   1990
FORMERLY EXECUTIVE VICE PRESIDENT AND DIRECTOR
OF UNITED TECHNOLOGIES CORPORATION

J. Jeffrey McNealey, Esq.                                                  57                   1985
PARTNER IN THE LAW FIRM OF PORTER, WRIGHT, MORRIS & ARTHUR

         At the Annual Meeting held on October 27, 2000, approximately 89% of the total number of shares entitled to vote at that Annual Meeting for the election of directors were represented in person or by proxy. More than 91% of the shares voting at that Annual Meeting were cast in favor of each of the foregoing directors.

         The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect each nominee.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors held eight meetings during the fiscal year ended June 30, 2001. Mr. Large and Mr. McNealey were present at all meetings of the Board of Directors, and Dr. Ellison and Mr. Jepsen attended all but one of the meetings of the Board of Directors. All of the directors were present at all meetings of the committees of which they were members.

         The Audit Committee of the Board of Directors, currently composed of Messrs. Jepsen (Chairman), Large and McNealey, met five times during the fiscal year ended June 30, 2001. The Audit Committee, which is elected annually, reviews with PricewaterhouseCoopers LLP, the Company's independent accountants, the audit plan and the internal accounting controls for the Company and its subsidiaries, as well as the Company's consolidated financial statements. The Audit Committee reports to the Board of Directors. It also recommends to the Board the selection of the independent accountants for the Company. The members of the Audit Committee are "independent" as defined under rules of the New York Stock Exchange. The Audit Committee is governed by a Charter which has been adopted by the Board of Directors and is attached hereto as Appendix A.

         The Compensation Committee of the Board of Directors, currently composed of Messrs. Large (Chairman), Jepsen and McNealey, met two times during the fiscal year ended June 30, 2001. The Committee approves the general salary scale, annual bonus and long-term incentive awards for senior employees of the Company and its subsidiaries and specifically establishes the compensation package for the Chairman and the executive officers. The Committee's actions are discussed more fully in the Compensation Committee Report on Executive Compensation (see page 9).

         The Nominating Committee of the Board of Directors, currently composed of Messrs. McNealey (Chairman) and Large, met once during the fiscal year ended June 30, 2001. The Committee reviews the organization, structure, size and composition of the Board and recommends to the Board nominees to serve as directors.

COMPENSATION OF DIRECTORS

         Each non-employee director of the Company receives an annual retainer of $20,000. Directors who are also employees of the Company or any of the Company's subsidiaries receive no remuneration for serving as directors. In addition, the directors participate in the Company's Stock Option Plan. In fiscal 2001, Messrs. Large, Jepsen and McNealey each received options to purchase 7,000 shares of the Company's Common Stock at an exercise price of $13.188 pursuant to the Company's Stock Option Plan on terms as described in Footnote 3 on page 6.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth as of October 12, 2001, the total number of shares of the Company's Common Stock beneficially owned by each director and named executive officer of the Company and all directors and executive officers as a group based upon information furnished by each director and executive officer.


                                                         SHARES BENEFICIALLY
                                                            OWNED DIRECTLY                     PERCENT OF
NAME OF INDIVIDUAL OR GROUP                                OR INDIRECTLY(1)                  COMMON STOCK(2)
---------------------------                                ----------------                  ---------------
John H. Claussen                                              114,951(4)                          1.4
Richard D. Ellison                                            614,231(3)                          7.3
Glenn E. Harkness                                              44,433(5)                            *
Edward G. Jepsen                                              234,100(6)                          2.8
Miro Knezevic                                                 369,691(7)                          4.4
Edward W. Large                                                79,300(8)                          1.0
J. Jeffrey McNealey                                            55,740(9)                            *
Michael C. Salmon                                              63,078(10)                           *
All directors and executive officers as a group             1,630,988(11)                        18.1
(10 individuals)

---------------
* Indicates that the number of shares owned represents less than 1% of the Common Stock.

(1) Includes shares which may be acquired within sixty (60) days by the exercise of outstanding options and warrants.

(2) The number of shares that may be acquired within sixty (60) days by the exercise of outstanding options and warrants has been added to the number of shares actually outstanding for purposes of computing ownership percentages.

(3) Includes 280,834 shares that may be acquired by the exercise of outstanding stock options and warrants.

(4) Includes 103,334 shares that may be acquired by the exercise of outstanding options.

(5) Includes 37,750 shares that may be acquired by the exercise of outstanding stock options.

(6) Includes 53,000 shares that may be acquired by the exercise of outstanding stock options.

(7) Includes 195,834 shares that may be acquired by the exercise of outstanding options and warrants.

(8) Includes 46,000 shares that may be acquired by the exercise of outstanding stock options.

(9) Includes 38,500 shares that may be acquired by the exercise of outstanding stock options.

(10) Includes 60,500 shares that may be acquired by the exercise of outstanding stock options.

(11) Includes 857,419 shares for directors and executive officers that may be acquired by the exercise of outstanding options and warrants.

COMPENSATION OF EXECUTIVE OFFICERS

         a) SUMMARY COMPENSATION TABLE

         The Summary Compensation Table that follows sets forth the compensation for services in all capacities earned by the Company's Chairman, Chief Executive Officer and President and the other four most highly compensated executive officers of the Company and its subsidiaries (the "named executive officers") for each of the three years in the period ended June 30, 2001.

                           SUMMARY COMPENSATION TABLE


                                                                                  LONG-TERM
                                                 ANNUAL COMPENSATION(1)        COMPENSATION(2,3)
                                                 ----------------------        -----------------
     NAME AND                                                                       OPTION               ALL OTHER
PRINCIPAL POSITION                  YEAR        SALARY ($)    BONUS ($)(6)        AWARDS (#)        COMPENSATION($)(8)
------------------                  ----        ----------    ------------        ----------        ------------------
RICHARD D. ELLISON                  2001        $253,000(5)      $388,000           40,000                2,700
Chairman, President and             2000         235,400(4)        56,600           66,667(5)             3,400
 Chief Executive Officer            1999         244,000(4)         5,700           40,000                3,200

MIRO KNEZEVIC                       2001         143,900(5)       178,400           15,000                3,200
Senior Vice President               2000         118,400(4)        28,300           41,667(5)             2,400
                                    1999         113,300(4)         2,900           15,000                3,200

JOHN H. CLAUSSEN                    2001         207,000(5)       178,400           15,000                5,500
Senior Vice President               2000         212,500(4)        28,300           21,667(5)             5,200
                                    1999         192,800(4)         2,900           15,000                4,900

MICHAEL C. SALMON                   2001         201,200(5)       215,900           12,000                4,300
Senior Vice President               2000         180,000(7)        73,600           17,333(5)             3,500
                                    1999              --               --               --                   --

GLENN E. HARKNESS                   2001         181,000(5)       133,200           10,000                5,200
Senior Vice President of TRC        2000         185,400(4)        45,400           11,333(5)             5,400
 Environmental Corporation          1999         173,600(4)        11,400           10,000                5,000

---------------
(1) Pursuant to the rules on executive compensation disclosure adopted by the Securities and Exchange Commission, no amounts for executive perquisites and other personal benefits are shown because the aggregate dollar amount per executive is less than either $50,000 or 10% of annual salary and bonus.

(2) Options are granted at 100% of market price of the underlying Common Stock on the date of grant. The Company has not made any restricted stock awards and its long-term incentive awards to executive officers consist of stock options and bonuses, as discussed below in Footnote 6.

(3) All options granted in fiscal 1999 and 2001 and certain options granted in fiscal 2000 have ten-year terms; one-third vest immediately upon grant and the remainder vest equally on the first and second anniversaries of grant.

(4) All options granted in fiscal 1998 have ten-year terms and vested in equal one-eighth increments in each of the eight fiscal quarters following the date of grant. Options were granted in fiscal 1998 in exchange for a reduction in cash compensation to grantees over the next two years with individuals receiving one option for every two dollars in aggregate salary reduction over such two-year period. As an example, Mr. Knezevic's grant of 112,500 options in fiscal 1998 reflected a commitment of a cash salary reduction of $112,500 in each of the next two fiscal years or an aggregate salary reduction of $225,000. These options do not terminate on termination of employment.

(5) Certain options granted in fiscal 2000 have ten-year terms and vested in equal one-quarter increments in each of the four fiscal quarters following the date of grant. These options were granted in exchange for a reduction in cash compensation to grantees over the following year with individuals receiving one option for every $3.75 in salary reduction over such one-year period. As an example, Mr. Knezevic was granted 26,667 of these salary reduction options reflecting a commitment of a cash salary reduction of $100,000 over the next year. These options do not terminate on termination of employment.

(6) In fiscal 1999, the Company adopted a five-year Key Person Group Bonus Plan which provides for bonus payments to key persons based upon the Company's earnings performance. The annual bonus pool and percentages allocated to various management levels are keyed to earnings targets.

(7) Mr. Salmon became an executive officer of the Company at the beginning of fiscal 2000.

(8) Amounts of all other compensation include contributions by the Company under its 401(k) retirement and savings plans.

         b) OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning individual grants of options to purchase the Company's Common Stock during the 2001 fiscal year to the named executive officers. The Company does not have a program to grant stock appreciation rights.


                                   INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------
                                                                                            POTENTIAL REALIZED VALUE
                                                                                             AT ASSUMED ANNUAL RATES
                                NUMBER OF                                                  OF STOCK PRICE APPRECIATION
                                 SHARES           % OF                                         FOR OPTION TERM(2)
                               UNDERLYING      TOTAL OPTIONS    EXERCISE OR                ---------------------------
                                OPTIONS         GRANTED IN      BASE PRICE   EXPIRATION
     NAME                     GRANTED (#)(1)    FISCAL YEAR       ($/SH)        DATE           5%            10%
     ----                     --------------    -----------       ------        ----         -----         -----
RICHARD D. ELLISON                40,000           11.0           $13.188      8/15/10      $331,757       $840,709
Chairman, President and
 Chief Executive Officer

MIRO KNEZEVIC                     15,000            4.1            13.188      8/15/10       124,409        315,266
Senior Vice President

JOHN H. CLAUSSEN                  15,000            4.1            13.188      8/15/10       124,409        315,266
Senior Vice President

MICHAEL C. SALMON                 12,000            2.3            13.188      8/15/10        99,527        252,213
Senior Vice President

GLENN E. HARKNESS                 10,000            2.7            13.188      8/15/10        82,939        210,177
Senior Vice President of TRC
 Environmental Corporation

---------------
(1) Options are granted at 100% of market price of the underlying Common Stock on the date of grant. Grants shown represent normal grants pursuant to the Stock Option Plan as described in Footnote 3 on page 6.

(2) These amounts represent certain assumed rates of appreciation in accordance with Securities and Exchange Commission rules. The actual value, if any, that an executive officer may realize is dependent upon the future performance of the Common Stock and continued employment through the vesting period. Vesting may accelerate in certain change of control situations.

     c) AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT FISCAL YEAR END

     The following table provides information with respect to the named executive officers concerning the exercise of stock options during the 2001 fiscal year and unexercised options held as of the end of the fiscal year.


                                                                    NUMBER OF SHARES          VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                           SHARES ACQUIRED                         OPTIONS AT 6/30/01           6/30/01 ($)(1)
             NAME          ON EXERCISE (#)  VALUE REALIZED ($)  EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
             ----          ---------------  ------------------  -------------------------  -------------------------
RICHARD D. ELLISON              --                    --         206,667        40,000      7,054,306     1,171,784
Chairman, President and
 Chief Executive Officer

MIRO KNEZEVIC                   --                    --         169,167        15,000      5,808,870       439,420
Senior Vice President

JOHN H. CLAUSSEN             6,250              $111,200          89,167        15,000      3,062,458       439,320
Senior Vice President

MICHAEL C. SALMON               --                    --          48,333        12,000      1,652,913       351,536
Senior Vice President

GLENN E. HARKNESS            1,250                22,400          28,583        10,000        966,590       292,944
Senior Vice President
 of TRC Environmental
 Corporation

------------------
(1) Based upon the closing price of the Company's Common Stock on June 29, 2001 of $40.17.

         d) EMPLOYMENT CONTRACTS AND TERMINATION/CHANGE-IN-CONTROL ARRANGEMENTS

         Pursuant to the Company's acquisition of Environmental Solutions, Inc. in March 1994, the Company entered into employment agreements with Richard D. Ellison and Miro Knezevic which automatically renew for one-year terms unless terminated. In fiscal 1999, the Company adopted a Termination Policy for Key Persons which provides for termination benefits ranging from three to twelve months of salary in the event of certain terminations of employment including those pursuant to a change of control.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") is composed of three independent, outside directors. The Committee is responsible for establishing and administering the Company's executive compensation programs. The Committee seeks to achieve the following objectives:

         o Competitive pay that allows the Company to attract and retain personnel with skills critical to the long-term success of the Company;

         o Pay for performance to motivate and reward individual and team performance in attaining business objectives and maximizing shareholder value; and

         o Maintenance of compensation costs that enable the Company to remain competitive in the pricing of its services.

         The Company's executive compensation program includes three principal components: (1) base salary; (2) annual bonus; and (3) long-term incentive awards. It is the intent of the Committee to link executive compensation as directly as possible with the Company's financial performance.

BASE SALARY. Ranges of appropriate base salaries are determined by an analysis of salary data on positions of comparable responsibility within the Company's business sector. Committee approval of individual salary changes is based on performance of the executive against financial and strategic objectives and position of the executive in the competitive pay range. Consistent with the compensation philosophy discussed above, the Committee's preference will be to enhance annual bonuses and long-term awards rather than salaries when possible, given competitive salary conditions.

ANNUAL BONUS. In fiscal 1999, a five-year Key Person Group Bonus Plan was adopted. The Plan provides a sliding bonus scale to keep rewards in line with success with substantial awards to higher-level executives, such as the Chairman, being based on extraordinary earnings performance.

LONG-TERM INCENTIVE AWARDS. The purpose of this element of the executive compensation program is to link management pay with the long-term interest of shareholders, rather than performance in one single fiscal year. The Committee is currently using ten-year stock options to achieve the long-term link and has adopted a vesting requirement for the first two years of the grant. The options are granted pursuant to the Company's Stock Option Plan. In fiscal 2001, Dr. Ellison's compensation consisted of a base salary of $253,000, a bonus of $388,000 and 40,000 stock options. In fiscal 1998, Dr. Ellison elected to receive options to purchase 100,000 shares of the Company's Common Stock in exchange for a reduction in his cash salary compensation of $100,000 in each of the next two years beginning June 1, 1998. On June 16, 2000, Dr. Ellison elected to receive options to purchase 26,667 shares of the Company's Common Stock in exchange for a reduction in his cash salary compensation of $100,000 in fiscal 2001.

                    SUBMITTED BY THE COMPENSATION COMMITTEE:

                            Edward W. Large, Chairman
                            Edward G. Jepsen
                            J. Jeffrey McNealey

AUDIT COMMITTEE REPORT

         The Audit Committee has adopted a Charter (a copy of which is included as Appendix A) which sets out its organization, role and responsibilities.

         The Audit Committee has met with management and the Company's independent accountants and has reviewed and discussed the Company's audited financial statements as of and for the year ended June 30, 2001.

         Additionally, the Audit Committee has discussed with the Company's independent accountants the matters required to be discussed by Statement on Auditing Standards, No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended.

         The Audit Committee has also received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board, Standard No. 1, INDEPENDENT DISCUSSIONS WITH AUDIT COMMITTEES, as amended, and has discussed with the Company's independent accountants that firm's independence.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001 for filing with the Securities and Exchange Commission.

                        SUBMITTED BY THE AUDIT COMMITTEE:

                           Edward G. Jepsen, Chairman
                           Edward W. Large
                           J. Jeffrey McNealey

STOCK PERFORMANCE INFORMATION

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG TRC, S&P 500 INDEX AND INDEX OF PEER COMPANIES

         The annual changes for the five-year and fifty-one month periods shown in the graphs on this and the following page are based upon the assumption that $100 had been invested in the Company's Common Stock on June 30, 1996 (as required by SEC rules) and April 2, 1997, respectively. The figures presented assume that all dividends, if any, paid over the performance periods were reinvested.


                                JUN-96        JUN-97        JUN-98         JUN-99        JUN-00        JUN-01
TRC                            $100.00       $ 68.09       $ 76.60        $104.26       $195.74       $683.74
S&P 500 INDEX                   100.00        134.70        175.33         215.22        230.83        196.59
PEER GROUP                      100.00         87.22        110.70          87.37         98.10        146.31

The companies included in the peer group are EA Engineering, Science and Technology, Inc., Ecology & Environment, Inc., GZA GeoEnvironmental Technologies, Inc. (acquired December 2000), Harding Lawson Associates Group, Inc. (acquired June 2000), Roy F. Weston, Inc. and Versar, Inc.

COMPARISON OF FIFTY-ONE MONTH CUMULATIVE TOTAL RETURN AMONG TRC, S&P 500 INDEX AND INDEX OF PEER COMPANIES

         This graph shows the cumulative total return since April 2, 1997 when Dr. Ellison became Chairman, President and Chief Executive Officer of the Company compared to the same indices shown in the previous graph, illustrating the relative performance of the Company during his tenure in that position.


                               APR-97        JUN-97         JUN-98        JUN-99         JUN-00        JUN-01
TRC                           $100.00       $106.67        $120.00       $163.33        $306.67     $1,071.20
S&P 500 INDEX                  100.00        117.46         152.89        187.68         201.28        171.43
PEER GROUP                     100.00         98.18         124.61         98.35         110.43        164.70

Information concerning the peer group and the Standard & Poor's 500 Index was supplied to the Company by Standard & Poor's, a division of The McGraw-Hill Companies.

CERTAIN TRANSACTIONS

         Dr. Ellison's spouse, brother-in-law and son-in-law were employed in the normal course of business by a subsidiary of the Company during fiscal 2001 at annual salaries (including bonus) of $73,450, $115,734 and $65,969, respectively.

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors, upon recommendation of the Audit Committee, has nominated the firm of PricewaterhouseCoopers LLP to be independent accountants for the Company for the fiscal year ending June 30, 2002. PricewaterhouseCoopers LLP has been the Company's independent accountants for fifteen years. PricewaterhouseCoopers LLP provided audit and other services during fiscal 2001 for fees totaling $328,024, consisting of the following:

          Audit fees for the annual audit of the Company's
          consolidated financial statements and review of
          interim quarterly financial statements                           $190,000

          All other fees, principally audit-related and tax services        138,024
                                                                           --------
                                                                           $328,024
                                                                           ========

         In accordance with its Charter, the Audit Committee reviews with PricewaterhouseCoopers LLP whether the non-audit services provided by them are compatible with maintaining their independence. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and available to make statements and to respond to the appropriate questions from shareholders.

         The affirmative vote of a majority of shares present and entitled to vote at the Annual Meeting is required to approve this proposal.

         If the foregoing proposal is not approved, or if prior to the 2002 Annual Meeting, PricewaterhouseCoopers LLP shall decline to act or otherwise become incapable of acting, or if its employment is otherwise discontinued by the Board of Directors, then in any such case the Board of Directors will appoint other independent accountants whose employment for any period subsequent to the 2001 Annual Meeting will be subject to ratification by the shareholders at the 2002 Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

2002 SHAREHOLDER NOMINATIONS AND PROPOSALS

         Shareholders who wish to suggest nominees for election to the Board of Directors at the 2002 Annual Meeting should write, on or before May 27, 2002, to the Secretary of the Company at 5 Waterside Crossing, Windsor, CT 06095, stating in detail the qualifications of such persons for consideration by the Nominating Committee of the Board of Directors.

         If any shareholder intends to present a proposal for consideration at the 2002 Annual Meeting, such proposal must also be received by the Secretary of the Company on or before May 27, 2002, in order to be included in the Company's Proxy Statement. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations established by the Securities and Exchange Commission.

OTHER BUSINESS

         As of the date of this Proxy Statement, the Board of Directors knows of no other matters that may be brought before the meeting. However, if any other matters do properly come before the meeting, the persons named in the enclosed proxy will vote upon them in their discretion and in accordance with their best judgment.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C., IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON REQUEST. ADDRESS REQUESTS TO: TRC COMPANIES, INC., 5 WATERSIDE CROSSING, WINDSOR, CT 06095, ATTENTION: INVESTOR RELATIONS.

         The cost of preparing and mailing the Notice of Annual Meeting, Proxy Statement and Form of Proxy will be paid by the Company. The Company will request banks, brokers, fiduciaries and similar persons to forward copies of such material to beneficial owners of the Company's Common Stock in a timely manner and to request authority for execution of proxies, and the Company will reimburse such persons and institutions for their out-of-pocket expenses incurred in connection therewith. To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company may solicit the return of the proxies by telephone, personal communication or other methods. The extent of this solicitation by personal contact will depend upon the response to the initial solicitation by mail. It is anticipated that the costs of solicitation, if undertaken, will not exceed $1,000.

                       By Order of the Board of Directors


                               s/s Martin H. Dodd.
                  Vice President, General Counsel and Secretary


Dated at Windsor, Connecticut
October 16, 2001

                                   APPENDIX A

                               TRC COMPANIES, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS


THIS CHARTER GOVERNS THE ROLE AND RESPONSIBILITIES OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS, AND SHALL BE REVIEWED, UPDATED AND APPROVED ANNUALLY BY THE BOARD OF DIRECTORS.

ORGANIZATION

The Committee shall be appointed by the Board of Directors, and shall comprise at least three (3) directors who are all generally knowledgeable in financial and auditing matters, and with at least one (1) member with accounting and/or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in standards of the New York Stock Exchange. The Board of Directors shall appoint one (1) member of the Audit Committee as Chairperson. He or she shall be responsible for leadership of the Committee and shall maintain regular liaison with the Company's management (CEO, CFO) and the lead independent audit partner.

ROLE

The Audit Committee shall provide assistance to the Board in fulfilling its oversight responsibility to shareholders for the quality and integrity of the accounting, auditing and financial reporting practices of the Company and other such duties as directed by the Board. In doing so, the Committee is expected to maintain free and open communication, including private executive sessions at least annually, with the independent auditor and the management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books and records of the Company and the power to retain outside counsel or other experts.

RESPONSIBILITIES

The Audit Committee's primary responsibilities include:

     o Recommending to the Board, on an annual basis, the independent auditor to be selected and appointed subject to shareholders' approval. In doing so, the Committee will request from the auditor a written affirmation that the auditor is, in fact, independent from the Company. In addition, the Committee shall review any consulting engagement proposed to be undertaken by the independent auditor in excess of $250,000 for the purpose of insuring that the auditor's independence is not being compromised. Furthermore, the Committee shall have the responsibility to evaluate and, where appropriate, recommend replacement of the independent auditor.

     o Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the independent auditor full access to the Committee and the Board to report on any and all appropriate matters.

     o Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded, and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

     o Reviewing with management and the independent auditor the quarterly financial information prior to the Company's filing of its Quarterly Report on Form 10-Q. This review may be performed by the Committee or its Chairperson.

     o Reviewing with management and the independent auditor the quality, adequacy, and effectiveness of the Company's internal controls.

     o Discussing with management matters of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

     o Reporting Audit Committee activities to the full Board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for the submission to shareholders.

                     SOLICITED BY THE BOARD OF DIRECTORS OF

                               TRC COMPANIES, INC.

                                      PROXY


         I (We) hereby appoint Richard D. Ellison and Martin H. Dodd and each of them as proxies with power of substitution and revocation to vote all my (our) shares of Common Stock in TRC Companies, Inc., at the Annual Meeting of Shareholders to be held November 14, 2001 at 10:00 a.m. at the executive offices of the Company at 5 Waterside Crossing, Windsor, Connecticut and at any adjournments thereof: (Please place mark in one box only.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

ITEM 1 - Election of four (4) nominees for directors.


FOR          WITHHOLD        Richard D. Ellison, Edward G. Jepsen
[ ]            [ ]           Edward W. Large and J. Jeffrey McNealey.


                             TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.


                             --------------------------------------------------


ITEM 2 - The appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending June 30, 2002.

                [ ] FOR                [ ] AGAINST              [ ] ABSTAIN


The Proxies named above will, in their sole discretion, vote upon such other matters as may properly come before the meeting and any adjournments thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE 4 NOMINEES FOR DIRECTOR AND FOR
ITEM 2.


                              Dated                                      , 2001
                                    -------------------------------------

                                    -------------------------------------------

                                    -------------------------------------------
                                                 Signature(s)

                                    Please sign exactly as your name or names appear on this Proxy. Joint owners should each sign. Attorneys, executors, administrators, trustees or guardians should so indicate when signing.



                                       -2-